As filed with the Securities and Exchange Commission on November 26, 2003

Registration No. 333-110304

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TIBCO SOFTWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0449727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304

(650) 846-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Vivek Y. Ranadivé

President and Chief Executive Officer

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, California 94304

(650) 846-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq. Brian C. Erb, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Jeffrey J. Weinberg, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 6, 2003 is being filed solely for the purpose of including an additional exhibit to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS.

ITEM 16.	EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description

4.1(1)	Form of Registrant’s Common Stock certificate.

4.2(2)	Third Amended and Restated Stockholders Agreement dated as of July 13, 1999, among Reuters Nederland B.V., Reuters Limited, Cisco Systems, Inc., Mayfield IX, Mayfield Associates Fund III, Vivek Ranadivé and the Registrant.

4.3*	Registration and Repurchase Agreement dated October 7, 2003, between Reuters Limited and the Registrant.

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in exhibit 5.1).

24.1*	Power of Attorney of certain directors and officers of the Registrant.

99.1†	Second Amended and Restated License, Maintenance and Distribution Agreement dated as of October 1, 2003 between Reuters Limited and the Registrant.

(1)	This exhibit is incorporated by reference to the Registrant’s Registration Statement File No. 333-78195, filed with the Securities and Exchange Commission on June 18, 1999.

(2)	This exhibit is incorporated by reference to the Registrant’s Registration Statement File No. 333-31358, filed with the Securities and Exchange Commission on February 29, 2000.

*	Previously filed.

†	Confidential treatment requested for certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on November 26, 2003.

TIBCO SOFTWARE INC.

By:	/s/ Vivek Y. Ranadivé

Name: Vivek Y. Ranadivé Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Y. Ranadivé Vivek Y. Ranadivé	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	November 26, 2003

/s/ Christopher G. O’Meara Christopher G. O’Meara	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	November 26, 2003

* Marcia Gutierrez	Director of Accounting (Principal Accounting Officer)	November 26, 2003

* Naren Gupta	Director	November 26, 2003

* Peter Job	Director	November 26, 2003

* William A. Owens	Director	November 26, 2003

* Matthew J. Szulik	Director	November 26, 2003

* Philip Wood	Director	November 26, 2003

*By:	/s/ Christopher G. O’Meara

Christopher G. O’Meara Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Form of Registrant’s Common Stock certificate.
4.2(2)	Third Amended and Restated Stockholders Agreement dated as of July 13, 1999, among Reuters Nederland B.V., Reuters Limited, Cisco Systems, Inc., Mayfield IX, Mayfield Associates Fund III, Vivek Ranadivé and the Registrant.
4.3*	Registration and Repurchase Agreement dated October 7, 2003, between Reuters Limited and the Registrant.
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in exhibit 5.1).
24.1*	Power of Attorney of certain directors and officers of the Registrant.
99.1†	Second Amended and Restated License, Maintenance and Distribution Agreement dated as of October 1, 2003 between Reuters Limited and the Registrant.

(1)	This exhibit is incorporated by reference to the Registrant’s Registration Statement File No. 333-78195, filed with the Securities and Exchange Commission on June 18, 1999.

(2)	This exhibit is incorporated by reference to the Registrant’s Registration Statement File No. 333-31358, filed with the Securities and Exchange Commission on February 29, 2000.

*	Previously filed.

†	Confidential treatment requested for certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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